THIRD AMENDMENT TO AMENDED AND RESTATED
MANUFACTURING AND SUPPLY AGREEMENT

This Third Amendment to Amended and Restated Manufacturing and Supply Agreement (the “Third Amendment”) is entered into as of the 1st day of September, 2014 (the “Amendment Effective Date”), by and among Novartis Vaccines and Diagnostics, Inc., with its principal place of business located at 350 Massachusetts Avenue, Cambridge, MA 02139 USA (hereinafter “Novartis”), and BioMimetic Therapeutics, LLC a Delaware limited liability company, with its principal place of business located at 389 Nichol Mill Lane, Franklin, Tennessee 37067 (hereinafter “BMTI”).

BACKGROUND

WHEREAS, Novartis and BioMimetic Therapeutics, Inc. (“BioMimetic”) entered into that certain Amended and Restated Manufacturing and Supply Agreement, dated as of December 1, 2009 (as amended, the “Supply Agreement”), as amended by that certain Amendment to Amended and Restated Manufacturing and Supply Agreement, dated as of February 2, 2012, and that certain Second Amendment to Amended and Restated Manufacturing and Supply Agreement, dated as of April 19, 2013;
WHEREAS, BMTI is the successor by merger to BioMimetic;
WHEREAS, under the Supply Agreement, Novartis manufactures and provides the Product (as defined in the Supply Agreement) to BMTI for use in the Exclusive Fields, as more particularly described in the Supply Agreement;
WHEREAS, Novartis and its Affiliates have ceased production of the Product, and in connection with the determination to cease production of the Product, Novartis purported to terminate the Supply Agreement effective as of December 1, 2015 pursuant to a letter acknowledged by BioMimetic on December 20, 2013 (the “Original Termination Notice”);
WHEREAS, Novartis and BMTI subsequently agreed to amend the Supply Agreement to provide that BMTI will agree to purchase, and Novartis will agree to supply, certain additional quantities of Product under terms and conditions to be agreed upon, following which the Supply Agreement shall terminate;
WHEREAS, simultaneously with the execution of this Third Amendment, Novartis and BMTI are entering into that certain Technology Transfer Agreement (the “Technology Transfer Agreement”) providing for the transfer to BMTI of certain information and materials relating to the production process required for Product manufacture; and
WHEREAS, BMTI and Novartis now desire to enter into this Third Amendment to set forth the terms and conditions under which BMTI will purchase additional quantities of Product and to terminate the Supply Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	Definitions.

Unless otherwise defined herein, capitalized terms used in this Second Amendment shall have the meanings set forth in the Supply Agreement.

2.	Purchase of Additional Product

(a) The Supply Agreement is hereby amended to provide that BMTI will purchase from Novartis, and Novartis will sell to BMTI, [***] ([***]) grams of Product manufactured by Novartis at Novartis’ Emeryville, California facility (the “Additional Product”) under the terms and conditions of the Supply Agreement and this Third Amendment.

(b) The purchase price of the Additional Product is [***] Dollars ($[***]) per gram, for a total purchase price of [***] Dollars ($[***]) (the “Purchase Price”).

(c) The Additional Product will be delivered by Novartis to BMTI under the terms of the Supply Agreement by no later than thirty (30) days after the Amendment Effective Date.

(d) The Purchase Price will be paid by BMTI to Novartis under the terms of the Supply Agreement by no later than thirty (30) days after the delivery of the Additional Product to BMTI and acceptance of the Additional Product by BMTI under the Supply Agreement.

(e) Except as expressly provided in this Third Amendment, the purchase of the Additional Product by BMTI will be covered by the terms of the Supply Agreement in all respects and for all purposes, and the Additional Product will be considered “Product” under the Supply Agreement in all respects and for all purposes.

(f) Notwithstanding anything to the contrary contained in the Supply Agreement, the parties agree that upon completion of the sale of the Additional Product, Novartis shall have no further obligation to manufacture and supply Product to BMTI and BMTI shall have no obligation to purchase Product from Novartis.

3.	Termination of Supply Agreement

(a) Following (i) the delivery of the Additional Product to BMTI, the acceptance of the Additional Product by BMTI and the payment of the Purchase Price to Novartis, all in accordance with the Supply Agreement and this Third Amendment, and (ii) the execution of the Technology Transfer Agreement by Novartis and BMTI, and subject to Section 3(b) below, the Supply Agreement shall automatically terminate.

(b) Notwithstanding the termination of the Supply Agreement:

(i) The termination of the Supply Agreement shall not release either party from any liability, obligation or agreement that has already accrued or preclude either party from pursuing all rights and remedies it may have hereunder at law or in equity with respect to any breach of the Supply Agreement prior to such expiration or termination; and

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(ii) The provisions of Articles 7 and 8 and Sections 4.4, 5.2, 5.3, 6.2, 6.3, 6.4 6.5, 14.5, 14.8 and 14.9 of the Supply Agreement and this Section 3(b)(ii) shall survive expiration or termination of the Supply Agreement; provided that Section 6.2 shall survive only until the BLA Transfer Date, as such term is defined in the Technology Transfer Agreement.

4.
Conforming Changes. In order to give effect to this Third Amendment, the parties agree that, as of the Amendment Effective Date, and following the execution of the Technology Transfer Agreement by Novartis and BMTI, the terms of the Supply Agreement are amended and modified as set forth in this Section 4:

(a) Sections 2.3.4, 3.1, 5.1, 10.1, 10.2.2, 10.2.3, 10.3, and 11.1 through 11.4 inclusive, Items 1, 3, 6, 7 and 8 on Annex 2 and Annex 5 are hereby deleted in their entirety and replaced with the following:

Removed and reserved.

(b) The first sentence of Section 4.1 is hereby deleted in its entirety.

(c) Section 4.4 is hereby amended by adding the following after the last sentence:

Notwithstanding the foregoing, if any Additional Products received by BMTI are Nonconforming, Novartis shall refund the portion of the Purchase Price attributable to such Nonconforming Additional Products and such refund shall be Novartis’ sole liability and BMTI’s sole remedy with respect to any Additional Products that are Nonconforming.

(d) Section 6.4 is hereby amended by deleting the final sentence thereof and replacing it with the following:

Costs related to a Product recall or return shall be borne by BMTI; provided that if the recalled or returned Product is Nonconforming, such costs shall be borne by Novartis.

(e) Section 10.4 of the Supply Agreement is hereby amended by deleting the final sentence of thereof and replacing it with the following:

The provisions of Articles 6, 7 and 8 and Sections 4.4, 5.2, 5.3, 6.2, 6.3, 6.4 6.5, 10.4, 14.5, 14.8 and 14.9 of the Supply Agreement shall survive expiration or termination of the Supply Agreement; provided that Section 6.2 shall survive only until the BLA Transfer Date, as such term is defined in the Technology Transfer Agreement between Novartis and BMTI.

5.
Integration. The parties agree that except as otherwise expressly amended herein, all terms and conditions of the Supply Agreement as amended remain and shall remain in full force and effect. This Third Amendment shall hereafter be incorporated and be deemed part of the Supply Agreement and any future reference to the Supply Agreement shall include the terms and conditions of this Third Amendment.

6.
Applicable Law & Jurisdiction. This Third Amendment shall be governed by, and construed in accordance with the laws which govern the Supply Agreement, and the parties submit to the jurisdiction and dispute resolution provisions as set forth in the Supply Agreement.

[Signatures page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their duly authorized representatives, as of the date first written above.

BIOMIMETIC THERAPEUTICS, LLC

By:    __/s/ William L. Griffin________________
Name:    William L. Griffin
Title: SVP & GM

NOVARTIS VACCINES AND DIAGNOSTICS, INC.

By:    _/s/ Maureen A. Rogers_________________
Name: Maureen A. Rogers
Title: VP, General Counsel